                                                                    Exhibit 23.1


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on or around June 1, 2001, of our report dated March 30, 2001, on the consolidated financial statements of WorldCom, Inc. included in WorldCom, Inc.'s Form 10-K/A for the fiscal year ended December 31, 2000 and to all references to our Firm in this registration statement.


                                                /s/ ARTHUR ANDERSEN LLP


Jackson, Mississippi,
June 1, 2001.